Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE	Solutia Inc. 575 Maryville Centre Drive St. Louis, Missouri 63141 P.O. Box 66760 St. Louis, Missouri 63166-6760
Media: Dan Jenkins (314) 674-8552 Investors: Susannah Livingston (314) 674-8914

Solutia Completes Sale of Nylon Business

Portfolio Now Focused on Performance Materials and Specialty Chemicals

ST. LOUIS – June 1, 2009 -- Solutia Inc. (NYSE: SOA) today announced that it has completed the sale of its nylon business to an affiliate of SK Capital Partners II, L.P.
“This sale completes Solutia’s transformation into a pure-play performance materials and specialty chemicals company, with a portfolio of high-value products that hold world-leading positions,” said Jeffry N. Quinn, chairman, president, and CEO of Solutia Inc.
Solutia’s portfolio consists of three business segments – Saflex®, Technical Specialties, and CPFilms® – each of which offer attractive margins and growth potential.  These businesses are diversified geographically, with attractive long-term end-market characteristics.
Quinn added, “Solutia is well positioned to generate consistent financial returns and to further develop and enhance its position in the specialty chemicals sector.  We will continue to seek value creation opportunities through the active management of our businesses.”
SK Capital paid Solutia $50 million in cash (subject to a working capital adjustment) for the nylon assets.  Solutia also received a two percent equity stake in the new company formed to hold substantially all of the assets of the nylon business.  In addition Solutia will receive $4 million in deferred cash payments to be paid in annual $1 million installments beginning in 2011.  SK Capital also has secured replacement of $25 million of letters of credit associated with the nylon business, which has resulted in increased availability for Solutia under its credit agreements. The affiliate of SK Capital will assume substantially all of the liabilities of the nylon business, including employee and pension liabilities relating to the active employees of the business and environmental liabilities.  Solutia used the proceeds of the nylon sale to pay down debt under its asset-based revolving credit facility.

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Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates and Solutia's ability to raise additional funds which is subject to market conditions.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the risk and uncertainties regarding the consummation of the transactions described in this press release or the timing thereof, including the possibility that the conditions to consummating the transactions may not be satisfied or that the transactions may not close, and those other risks and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

About Solutia Inc.
Solutia is a market-leading performance materials and specialty chemicals company.  The company focuses on providing solutions for a better life through a range of products, including: Saflex® interlayer for laminated glass; CPFilms® aftermarket window films sold under the LLumar® brand and others; and technical specialties including the Flexsys® family of chemicals for the rubber industry, Skydrol® aviation hydraulic fluid and Therminol® heat transfer fluid.  Solutia’s businesses are world leaders in each of their market segments.  With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 3,100 employees in more than 60 locations.  More information is available at www.Solutia.com.

Source: Solutia Inc.

St. Louis
6/1/09